Form N-CSR Item 19(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-284330 on Form N-2 of our report dated November 21, 2025, relating to the financial statements and financial highlights of Eaton Vance Enhanced Equity Income Fund (the “Fund”), appearing in this Annual Report on Form N-CSR of the Fund for the year ended September 30, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 25, 2025